MGT Capital Acquires Online Poker Technology

Patented Card Shuffling Technology Creates Fair and Auditable Gameplay

Harrison, NY (September 4, 2013) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that its majority owned subsidiary MGT Interactive, LLC has acquired certain assets from Gioia Systems LLC, the inventor and owner of a proprietary method of card shuffling for the online poker market. Trademarked under the name Real Deal Poker, the technology uses patented shuffling machines, along with permutation re-sequencing, allowing for the creation of up to 16,000 decks per minute in real time.  Each newly created deck is then "dealt" for a hand of online poker, complete with burn cards and the option for a player to “cut” the deck. In addition to providing a higher level of realism, each deck provides an authentic randomized deal and full audit trail; both missing from currently used random number generating algorithms.

The Real Deal system overcomes the inaccuracies inherent in current virtual dealing practices by creating unique decks formed by real cards that have been randomly shuffled first in a process that can be verified by players and regulatory authorities. In addition to poker, Real Deal can be adapted to other card games such as blackjack and baccarat. The Company intends to exhibit the system at the G2E convention in Las Vegas from September 23 - 26.

The acquisition includes 7 U.S. patents and several Internet URL addresses, including www.RealDealPoker.com.

Robert Ladd, CEO of MGT stated, "As U.S. states begin to allow betting on online poker, we expect Real Deal to offer regulators the only way to ensure fairness and allow for full transparency for any card dealt online.  We expect to partner with casinos as they offer online poker to adults in Nevada and New Jersey.  We also plan to license the Real Deal technology to other legal online poker sites that wish to offer their customers a more true-life poker experience.” The Company not yet entered into any such business arrangements and there can be no assurance that it will do so.

About MGT Capital Investments, Inc.

MGT Capital Investments and its subsidiaries are engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

MGT Sports, Inc., a wholly owned subsidiary, owns a majority interest in FanTD LLC, an online daily fantasy sports wagering business.  FanTD LLC owns and operates FanThrowdown.com, one of the leading daily fantasy sports websites.  Launched in 2012, FanThrowdown.com offers daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf.  Its goal is to offer fantasy sports fans the absolute best play environment and the most popular gameplay styles with a perfect balance between user-friendliness and in-depth statistical analysis.

MGT Gaming, Inc., a majority owned subsidiary, owns U.S. Patent No. 7,892,088 relating to casino gaming systems. In November 2012, MGT Gaming filed a patent infringement suit against Caesars Entertainment Corporation, MGM Resorts International, Inc., WMS Gaming (a subsidiary of WMS Industries, Inc.), Penn National Gaming, Inc., and Aruze Gaming America, Inc.

In addition, the Company owns Hammercat Studios, a publisher and developer of videogames for digital distribution in the mobile app space.

Forward-looking statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com